As filed with the Securities and Exchange Commission on January 6, 2005

Registration No. 333-47754

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EOP OPERATING LIMITED PARTNERSHIP
EQUITY OFFICE PROPERTIES TRUST

(Exact name of registrants as specified in their charters)

Delaware Maryland (States or other jurisdictions of incorporation or organization)	36-4156801 36-4151656 (I.R.S. Employer Identification Numbers)

Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(312) 466-3300
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Stanley M. Stevens
Executive Vice President, Chief Legal Counsel and Secretary
Equity Office Properties Trust
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(312) 466-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
J. Warren Gorrell, Jr.
George P. Barsness
HOGAN & HARTSON L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

EXPLANATORY NOTE

     At the time this registration statement became effective, it included an undertaking to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering. For this reason, the registrants are filing this post-effective amendment to remove from registration $21,021,000 aggregate principal amount of the 7.25% Senior Exchangeable Notes of EOP Operating Limited Partnership together with the related guarantees of Equity Office Properties Trust. The registrants also are deregistering all Equity Office common shares previously registered under the registration statement. On November 22, 2004, EOP Partnership redeemed the entire $325,000,000 aggregate principal amount of its outstanding 7.25% Senior Exchangeable Notes. None of the Notes were exchanged for Equity Office common shares.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on December 30, 2004.

EOP OPERATING LIMITED PARTNERSHIP
By:	Equity Office Properties Trust, its General Partner

By:	/s/ Stanley M. Stevens
Stanley M. Stevens
Executive Vice President, Chief Legal Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities indicated as of the 30th day of December, 2004.

Signature	Title

/s/ Richard D. Kincaid Richard D. Kincaid	President, Chief Executive Officer and Trustee (principal executive officer)

/s/ Marsha C. Williams Marsha C. Williams	Executive Vice President — Chief Financial Officer (principal financial officer)

/s/ Virginia Seggerman Virginia Seggerman	Senior Vice President — Corporate Controller (principal accounting officer)

* Samuel Zell	Chairman of the Board of Trustees

Marilyn Alexander	Trustee

* Thomas E. Dobrowski	Trustee

* William M. Goodyear	Trustee

* James D. Harper, Jr.	Trustee

* David K. McKown	Trustee

* Sheli Z. Rosenberg	Trustee

* Edwin N. Sidman	Trustee

* Jan H.W.R. van der Vlist	Trustee

* Pursuant to power of attorney

By	/s/ Stanley M. Stevens

Stanley M. Stevens Attorney-in-Fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on December 30, 2004.

EQUITY OFFICE PROPERTIES TRUST
By:	/s/ Stanley M. Stevens
Stanley M. Stevens
Executive Vice President, Chief Legal Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities indicated as of the 30th day of December, 2004.

Signature	Title

/s/ Richard D. Kincaid Richard D. Kincaid	President, Chief Executive Officer and Trustee (principal executive officer)

/s/ Marsha C. Williams Marsha C. Williams	Executive Vice President — Chief Financial Officer (principal financial officer)

/s/ Virginia Seggerman Virginia Seggerman	Senior Vice President — Corporate Controller (principal accounting officer)

* Samuel Zell	Chairman of the Board of Trustees

Marilyn Alexander	Trustee

* Thomas E. Dobrowski	Trustee

* William M. Goodyear	Trustee

* James D. Harper, Jr.	Trustee

* Sheli Z. Rosenberg	Trustee

* David K. McKown	Trustee

* Edwin N. Sidman	Trustee

* Jan H.W.R. van der Vlist	Trustee

* Pursuant to power of attorney

By	/s/ Stanley M. Stevens

Stanley M. Stevens Attorney-in-Fact

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